THIS EXPENSE ADVANCEMENT AGREEMENT (this “Agreement”), dated as of July 16, 2014, is made and entered into by and among Terrapin 3 Acquisition Corporation, a Delaware corporation (the “Company”), and Apple Orange LLC, MIHI LLC, Noyac Path LLC and Periscope, LLC (collectively, the “Sponsors”).

RECITALS

WHEREAS, the Company is engaged in an initial public offering (the “Offering”) pursuant to which the Company will issue and deliver up to 21,275,000 units (the “Units”) (including up to 2,775,000 Units subject to an over-allotment option granted to the underwriters of the Offering), with each Unit comprised of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company and one warrant, each warrant exercisable to purchase one-half of one share of Common Stock at $5.75 per half share ($11.50 per whole share), subject to certain adjustments (each, a “Warrant,” and collectively, the “Warrants”);

WHEREAS, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1, No. 333-196980 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, and the Warrants and Common Stock underlying the Units, including a prospectus (the “Prospectus”);

WHEREAS, the gross proceeds of the Offering will be deposited in a trust account (the “Trust Account”) at J.P. Morgan Chase Bank, N.A. and managed by Continental Stock Transfer & Trust Company, as trustee, as described in the Registration Statement and the Prospectus; and

WHEREAS, the Sponsors desire to enter into this Agreement in order to facilitate the Offering and the other transactions contemplated in the Registration Statement and the Prospectus, including any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination by the Company with one or more businesses (a “Business Combination”).

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             (a)          From time to time, as may be requested by the Company, the Sponsors agree to advance to the Company up to $1,000,000 in the aggregate, allocated in accordance with Schedule I hereto, in each instance pursuant to the terms of the form of promissory note attached as Exhibit A hereto (the “Note”), as may be necessary to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements following the Offering and prior to any potential Business Combination.

(b)          The Sponsors represent to the Company that they are capable of making such advances, collectively, to satisfy their obligations under clause (a) of this Section 1.

(c)          Notwithstanding anything to the contrary herein or in the Note, Sponsors hereby waive any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account in which the proceeds of the Offering, as described in greater detail in the Registration Statement and the Prospectus, will be deposited, and hereby agree not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Company completes its Business Combination, the Company shall repay such loaned amounts out of the proceeds released to the Company from the Trust Account.

2.             This Agreement, together with the Note, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

3.             No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns.

4.             Any notice, statement or demand authorized by this Agreement shall be sufficiently given (i) when so delivered if by hand or overnight delivery, (ii) the date and time shown on a telefacsimile transmission confirmation, or (iii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid. Such notice, statement or demand shall be addressed as follows:

If to the Company, Apple Orange LLC, Noyac Path LLC or Periscope, LLC:

Terrapin 3 Acquisition Corporation

590 Madison Avenue
35th Floor
New York, NY 10022
Attn: Nathan Leight

Facsimile: (212) 710-4105

with a copy in each case (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Stuart Neuhauser, Esq.

Facsimile: (212) 370-7889

If to MIHI LLC:

c/o Macquarie Capital (USA) Inc.

125 West 55th Street, L-22

New York, NY 10019-5369

with a copy in each case (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301

Attn: Thomas J. Ivey

Fascimile: (650) 798-6549

5.             This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.             This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.             This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

TERRAPIN 3 ACQUISITION CORPORATION,
a Delaware corporation

By:	/s/Sanjay Arora
Name: Sanjay Arora
Title: Chief Executive Officer

PURCHASERS:

APPLE ORANGE LLC

By:	/s/Nathan Leight
Name: Nathan Leight
Title: Managing Member

NOYAC PATH LLC

By:	/s/Stephen Schifrin
Name: Stephen Schifrin
Title: Manager

PERISCOPE, LLC

By:	/s/Guy Barudin
Name: Guy Barudin
Title: President

MIHI LLC

By:	/s/Andrew Underwood
Name: Andrew Underwood
Title: Attorney in Fact

By:	/s/Drew Reid
Name: Drew Reid
Title: Attorney in Fact

Schedule I

Allocation

To be allocated 50% for each of MIHI LLC and, in the aggregate, the Terrapin Sponsors, up to a total of $500,000 each.

Among the Terrapin Sponsors, the allocation is as follows:

Apple Orange LLC: 91.94%

Noyac Path LLC: 4.84%

Periscope, LLC: 3.22%

Exhibit A

Promissory Note

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $____________	Dated as of _____, 2014 New York, New York

Pursuant to that certain Expense Advance Agreement (the “Agreement”), dated as of [_____], by and between Terrapin 3 Acquisition Corporation, a Delaware corporation (the “Maker”), and [________] (the “Payee”), the Maker hereby promises to pay to the order of the Payee or its registered assigns or successors in interest, or order, the principal sum of _________ Dollars ($_________) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. Certain terms used herein but not defined herein shall have the meaning given to such terms in the Agreement.

1.            Principal. The principal balance of this Note shall be payable on the date on which Maker consummates its Businesses Combination. The principal balance may be prepaid at any time.

2.            Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.            Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.            Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)           Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b)           Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)           Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.            Remedies.

(a)           Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)           Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.            Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.            Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8.            Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

9.            Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10.          Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.          Trust Waiver.  Notwithstanding anything herein to the contrary, the Payee hereby waives any Claim in or to any distribution of or from the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Maker completes its Business Combination, the Maker shall repay the principal balance of this Note out of the proceeds released to the Maker from the Trust Account.

12.          Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

13.          Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of the Payee who agrees to be bound to the terms of this Note.

14.         Conversion.

(a)           At the Payee’s option, at any time prior to payment in full of the principal balance of this Note, the Payee may elect to convert all or any portion of this Note into that number of warrants (the “Warrants”) equal to: (i) the portion of the principal amount of the Note being converted pursuant to this Section 14, divided by (ii) $0.50, rounded up to the nearest whole number. Each Warrant shall have the same terms and conditions as the warrants issued by the Maker pursuant to a private placement, as described in Maker’s Registration Statement on Form S-1 (333-196980). The Warrants, the ordinary shares of Maker underlying th Warrants and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization (the “Warrant Shares”), shall be entitled to the registration rights set forth in Section 15 hereof.

(b)           Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Warrants, (iii) Maker shall promptly deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall deliver to Payee the Warrants, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and the Payee and applicable state and federal securities laws.

(c)           The Payee shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Warrants upon conversion of this Note pursuant hereto; provided, however, that the Payee shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Payee in connection with any such conversion.

(d)           The Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

15.         Registration Rights.

(a)           Reference is made to that certain Registration Rights Agreement between the Maker and the parties thereto, dated as of the date hereof (the “Registration Rights Agreement”). All capitalized terms used in this Section 15 shall have the same meanings ascribed to them in the Registration Rights Agreement.

(b)           The holders (“Holders”) of the Warrants (or the Warrant Shares) shall be entitled to one Demand Registration, which shall be subject to the same provisions as set forth in Section 2.1 of the Registration Rights Agreement.

(c)           The Holders shall also be entitled to include the Warrants (or the Warrant Shares) in Piggyback Registrations, which shall be subject to the same provisions as set forth in Section 2.2 of the Registration Rights Agreement; provided, however, that in the event that an underwriter advises the Maker that the Maximum Number of Securities has been exceeded with respect to a Piggyback Registration, the Holders shall not have any priority for inclusion in such Piggyback Registration.

(d)           Except as set forth above, the Holders and the Maker, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Terrapin 3 Acquisition Corporation

By:
Name:
Title: